                        Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.2-69298) pertaining to the Houghton Mifflin Retirement Savings Plan of our report dated June 27, 1995, with respect to the financial statements and schedules of the Houghton Mifflin Retirement Savings Plan included in the Annual Report (Form 11-K/A) for the Plan year ended December 31, 1994.






                                         /S/ ERNST & YOUNG LLP
                                         _____________________
                                         ERNST & YOUNG LLP





Boston, Massachusetts
June 27, 1995